SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549-1004

                               FORM 8-K

                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) June 14, 1999
                                                     -----------------

                      Commission File Number 33-43508
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                      NORTH ATLANTIC ENERGY CORPORATION
                      ---------------------------------
           (Exact name of registrant as specified in its charter)


               NEW HAMPSHIRE                      06-1339460
               -------------                      ----------

     (State or other jurisdiction of          (I.R.S. Employer
      incorporation or organization)         Identification No.)


      1000 ELM STREET, MANCHESTER, NEW HAMPSHIRE         03105
     ------------------------------------------------------------------
       (Address of principal executive officers)      (Zip Code)


                             (603) 669-4000
                             --------------
           (Registrant's telephone number, including area code)

                             Not Applicable
                             --------------
     (Former name or former address, if changed since last report)


Item 5. Other events
	(a)	On June 14, 1999, Northeast Utilities ("NU"), its subsidiary,
Public Service Company of New Hampshire ("PSNH") and the State of New Hampshire signed a Memorandum of Understanding ("MOU") intended to settle a number of pending regulatory and court proceedings related to PSNH. Parties to the agreement include the Governor of New Hampshire, the New Hampshire Attorney General, the Staff of the New Hampshire Public Utilities Commission ("NHPUC"), PSNH and NU. A copy of the MOU is attached hereto as an exhibit and is incorporated herein by reference.

The MOU calls for PSNH and the state of New Hampshire to jointly submit a request to suspend all pending litigation, and, on the effective date of the agreement, for PSNH to withdraw a Federal lawsuit which had enjoined the state from implementing its restructuring legislation. The effective date will occur after all regulatory and other approvals have been secured and beginning on the first day of the month following the issuance of rate reduction bonds (securitization), as described below.

The principal features of the MOU include:

PSNH's rates will be reduced about 18 percent from current levels after all regulatory and other approvals have been secured and beginning the first day of the month following the issuance of rate reduction bonds. PSNH's rates will be stable and predictable for three years after the effective date. PSNH's customers will be able to choose their supplier of energy effective the same day.

PSNH expects to recover approximately $1.5 billion of stranded costs currently on PSNH's books as well as about $1.3 billion of nominal over market future purchases from independent power producers ("IPPs") that can continue to be recovered in rates. PSNH will write off about $367 million (pretax) of its stranded costs (about $225 million after tax). This write-off amounts to more than 30 percent of the equity currently invested in PSNH by NU shareholders. A portion of this recovery is at risk, as it is dependent upon retail load growth and various other factors.

The issuance of $725 million of rate reduction bonds is a condition of the agreement. However, use of rate reduction bonds requires the initial approval of the NHPUC and final approval from the New Hampshire Legislature via enactment of appropriate legislation.

PSNH is required to sell its power plants and certain power contracts, including the sale of PSNH's current purchased power contract with North Atlantic Energy Corporation ("NAEC") for the output from Seabrook Station. The net proceeds from all sales will be used to pay off a portion of PSNH's stranded costs. The sales will be accomplished through an auction process subject to approval by the NHPUC. An affiliate of NU is expressly allowed to participate in the auction of the fossil/hydro generating assets.

	The MOU and a request to stay a dozen identified administrative proceedings will be filed with the NHPUC within a week of the MOU's signing. A detailed agreement is expected to be jointly filed with the NHPUC by the parties in early August. The New Hampshire Legislature must review and approve the use of securitization via enactment of appropriate legislation, and other approvals are required from various federal and state regulatory agencies and financial lenders. NU anticipates that the plan will become effective in early 2000.

	For more information on this matter, see NU's, PSNH's and NAEC's Form 10-K and quarterly reports on Form 10-Q for the quarter ending March 31, 1999.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

1.  .  Memorandum of Understanding


SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

					NORTHEAST UTILITIES
        (registrant)


					By: /S/ David R. McHale
						David R. McHale
   			      		Vice President and Treasurer
        			 		Date: June 16, 1999